UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

Network Communications, Inc.
(Exact name of registrant as specified in its charter)

Georgia	333-134701	58-1404355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2305 Newpoint Parkway, Lawrenceville, GA 30043
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 962-7220

                                 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 4, 2009, Network Communications, Inc. (the “Company”) and its parent, Gallarus Media Holdings, Inc. (“Holdings”) entered into an amendment to the Company’s Revolving Loan Credit Agreement dated July 20, 2007, as amended on June 10, 2008 and December 4, 2008, by and among the Company, the Lenders (as defined in Article 1 thereto), Toronto Dominion (Texas) LLC, as Administrative Agent and as Collateral Agent for the Lenders (the “Administrative Agent”) and certain other parties thereto (the “Revolving Credit Agreement”), with the Administrative Agent and the other parties thereto (the “Amendment”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Revolving Credit Agreement.  Unless otherwise stated below, all other terms of the Revolving Credit Agreement remain unchanged and are in full force and effect.

1)	The Amendment restates the chart in the definition of “Applicable Percentage” in the Revolving Credit Agreement as follows:

a)	For a Senior Secured Leverage Ratio greater than or equal to 1.75 to 1.00, a Eurodollar Spread of 3.50% and an ABR Spread of 2.50%;
b)	For a Senior Secured Leverage Ratio greater than or equal to 1:25 to 1.00, but less than 1.75 to 1.00, a Eurodollar Spread of 3.25% and an ABR Spread of 2.25%;
c)	For a Senior Secured Leverage Ratio greater than or equal to 0.75 to 1.00, but less than 1.25 to 1.00, a Eurodollar Spread of 3.00% and an ABR Spread of 2.00%;
d)	For a Senior Secured Leverage Ratio less than 0.75 to 1.00, a Eurodollar Spread of 2.75% and an ABR Spread of 1.75%.

2)
The Amendment restates Section 2.05(a) of the Revolving Credit Agreement to increase the Commitment Fee from 0.50% to 0.75% per annum on the daily unused amount of the Revolving Credit Commitment to each Revolving Credit Lender during the preceding quarter.

3)
Pursuant to Section 2.09 of the Revolving Credit Agreement, Borrower has served notice under the Amendment to decrease the Revolving Credit Commitment from $35,000,000 to $15,000,000, and Schedule 2.01 of the Revolving Credit Agreement has been restated to reflect such reduction.

4)	The Amendment amends Section 6.10(a) of the Revolving Credit Agreement to decrease the amount of permitted Capital Expenditures in any Annual Reporting Period from $10,000,000 to $6,000,000.

5)	The Amendment restates Section 6.11 of the Revolving Credit Agreement related to the applicable Interest Coverage Ratio as follows:

a)
For the first day of the Quarterly Reporting Period ending on or about June 23, 2008 through the last day of the Quarterly Reporting Period ending on or about March 29, 2009, the ratio shall be 1.50 to 1.00;

b)
For the first day of the Quarterly Reporting Period ending on or about June 21, 2009 through the last day of the Quarterly Reporting Period ending on or about March 28, 2010, the ratio shall be 1.10 to 1.00;

c)	Thereafter, the ratio shall be 1.25 to 1.00.

6)	The Amendment restates Section 6.12 of the Revolving Credit Agreement related to the Senior Secured Leverage Ratio as follows:

a)
For the first day of the Quarterly Reporting Period ending on or about June 23, 2008 through the last day of the Quarterly Reporting Period ending on or about March 29, 2009, the ratio shall be 2.00 to 1.00;

b)
For the first day of the Quarterly Reporting Period ending on or about June 21, 2009 through the last day of the Quarterly Reporting Period ending on or about March 28, 2010, the ratio shall be 3.00 to 1.00;

c)	Thereafter, the ratio shall be 2.75 to 1.00.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMUNICATIONS, INC.

Date: May 6, 2009	By:	/s/ Gerard P. Parker
Gerard P. Parker
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)